SLM Student Loan Trust 1996-3 Quarterly Servicing Report

Collection Period 04/01/2005 - 06/30/2005 Distribution Date 07/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics		07/09/1996	03/31/2005	06/30/2005

	Principal Balance		$1,485,028,174.00	$175,670,327.54	$151,704,510.09
	Interest to be Capitalized Balance		17,675,904.00	818,173.63	635,377.99

	Pool Balance		$1,502,704,078.00	$176,488,501.17	$152,339,888.08
	Specified Reserve Account Balance		3,756,760.00	- N/A -	- N/A -

	Adjusted Pool (1)		$1,506,460,838.00	$176,488,501.17	$152,339,888.08

	Weighted Average Coupon (WAC)		8.37%	4.44%	4.44%
	Weighted Average Remaining Term		114.00	73.16	72.09
	Number of Loans		521,045	106,334	94,962
	Number of Borrowers		207,948	43,340	39,064

	Since Issued CPR			4.91%	4.96%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	04/25/2005		07/25/2005

	A2	78442GAE6	$123,738,501.17		$99,589,888.08
	Certs	78442GAF3	$52,750,000.00		$52,750,000.00

C	Account Balances		04/25/2005		07/25/2005

	Reserve Account Balance		$1,502,704.00		$1,502,704.00

D	Asset/Liability		04/25/2005		07/25/2005

	Adjusted Pool Balance		$176,488,501.17		$152,339,888.08
	Total Notes		$176,488,501.17		$152,339,888.08
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 04/01/2005 through 06/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	10,021,549.37
	Guarantor Principal	2,331,312.93
	Consolidation Activity Principal	12,306,599.79
	Seller Principal Reimbursement	168.25
	Servicer Principal Reimbursement	543.60
	Rejected Claim Repurchased Principal	—
	Other Principal Deposits	297.90

	Total Principal Receipts	$24,660,471.84

B	Student Loan Interest Receipts
	Borrower Interest	883,918.77
	Guarantor Interest	111,137.92
	Consolidation Activity Interest	119,430.57
	Special Allowance Payments	603,479.97
	Interest Subsidy Payments	217,050.68
	Seller Interest Reimbursement	543.80
	Servicer Interest Reimbursement	10,100.20
	Rejected Claim Repurchased Interest	0.00
	Other Interest Deposits	139,661.78

	Total Interest Receipts	$2,085,323.69

C	Investment Income	$146,670.22

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$84,520.97

I	Less: Funds Previously Remitted:
	Servicing Fees	$(335,486.58)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(335,486.58)

J	AVAILABLE FUNDS	$26,641,500.14

K	Non-Cash Principal Activity During Collection Period	$(694,654.39)

L	Non-Reimbursable Losses During Collection Period	$(0.92)

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$—

N	Aggregate Loan Substitutions	$—

Trust 1996-3 Quarterly Servicing Report: Collection Period 04/01/2005 - 06/30/2005, Distribution Date 07/25/2005

III. 1996-3 Portfolio Characteristics

		06/30/2005				03/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal
INTERIM:	IN SCHOOL	4.08%	255	$785,542.50	0.518%	4.17%	425	$1,445,625.41	0.823%

	GRACE	4.17%	132	$461,251.08	0.304%	4.07%	84	$270,584.66	0.154%

	DEFERMENT	4.25%	9,151	$21,639,330.11	14.264%	4.22%	10,902	$26,080,344.76	14.846%

REPAYMENT:	CURRENT	4.46%	66,689	$82,524,063.70	54.398%	4.46%	74,024	$95,331,439.78	54.267%

	31-60 DAYS DELINQUENT	4.50%	3,840	$7,765,959.63	5.119%	4.48%	3,752	$7,840,311.92	4.463%

	61-90 DAYS DELINQUENT	4.56%	2,056	$4,606,207.99	3.036%	4.61%	2,256	$5,148,564.60	2.931%

	91-120 DAYS DELINQUENT	4.52%	1,123	$2,836,007.83	1.869%	4.47%	1,231	$3,359,746.11	1.913%

	> 120 DAYS DELINQUENT	4.51%	3,774	$10,177,000.33	6.708%	4.52%	4,301	$11,886,069.03	6.766%

	FORBEARANCE	4.51%	7,312	$19,203,419.84	12.658%	4.52%	8,661	$22,598,220.64	12.864%

	CLAIMS IN PROCESS	4.56%	628	$1,701,426.86	1.122%	4.61%	696	$1,705,120.41	0.971%

	AGED CLAIMS REJECTED	4.25%	2	$4,300.22	0.003%	4.25%	2	$4,300.22	0.002%

TOTAL			94,962	$151,704,510.09	100.00%		106,334	$175,670,327.54	100.00%

*	Percentages may not total 100% due to rounding

Trust 1996-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

IV. 1996-3 Portfolio Characteristics (cont’d)

	06/30/2005	03/31/2005
Pool Balance	$152,339,888.08	$176,488,501.17
Total # Loans	94,962	106,334
Total # Borrowers	39,064	43,340
Weighted Average Coupon	4.44%	4.44%
Weighted Average Remaining Term	72.09	73.16
Non-Reimbursable Losses	$(0.92)	$772.98
Cumulative Non-Reimbursable Losses	$2,012,322.73	$2,012,323.65
Since Issued CPR	4.96%	4.91%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$—	$5,034.57
Cumulative Rejected Claim Repurchases	$842,114.67	$842,114.67
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1996-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

V. 1996-3 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	4.38%	70,536	$101,994,293.56	67.232%
	- GSL - Unsubsidized	4.12%	15,255	31,295,733.11	20.629%
	- PLUS Loans	5.30%	5,212	10,043,049.29	6.620%
	- SLS Loans	5.31%	3,959	8,371,434.13	5.518%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	4.44%	94,962	$151,704,510.09	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	4.45%	77,817	$126,500,367.22	83.386%
	- Two Year	4.37%	12,129	17,505,524.22	11.539%
	- Technical	4.46%	5,016	7,698,618.65	5.075%
	- Other	0.00%	0	0.00	0.000%

	Total	4.44%	94,962	$151,704,510.09	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			1,545,641.20
	Interest Subsidy Payments Accrued			$184,643.51
	Special Allowance Payments Accrued			$648,634.63
	Investment Income			$146,670.22

	Net Expected Interest Collections			$2,525,589.56
	Accrual Daycount Fraction			0.249315068
	Primary Servicing Fee			$492,688.85
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$176,488,501.17
	Student Loan Rate			4.57465%

*     Percentages may not total 100% due to rounding.

Trust 1996-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VI. 1996-3 T-Bill Rates

Accrual Period
		Number of
Start Date	Through	Days Weighted	91-Day T-Bill
04/25/2005	04/25/2005	1	2.864%
04/26/2005	05/02/2005	7	2.941%
05/03/2005	05/09/2005	7	2.931%
05/10/2005	05/16/2005	7	2.911%
05/17/2005	05/23/2005	7	2.859%
05/24/2005	05/31/2005	8	2.957%
06/01/2005	06/06/2005	6	2.998%
06/07/2005	06/13/2005	7	3.029%
06/14/2005	06/20/2005	7	3.039%
06/21/2005	06/27/2005	7	3.029%
06/28/2005	07/05/2005	8	3.147%
07/06/2005	07/11/2005	6	3.214%
07/12/2005	07/24/2005	13	3.204%

Trust 1996-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 1996-3 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$26,641,500.14
A	Primary Servicing Fee	$157,202.27	$26,484,297.87
B	Administration Fee	$20,000.00	$26,464,297.87
C	Noteholders’ Interest Distribution Amount	$1,144,743.86	$25,319,554.01
D	Certificateholders’ Return Distribution Amount	$523,515.57	$24,796,038.44
E	Noteholders’ Principal Distribution Amount	$24,148,613.09	$647,425.35
F	Certificateholders’ Balance Distribution Amount	$—	$647,425.35
G	Reserve Account Reinstatement	$—	$647,425.35
H	Carryover Servicing Fee	$—	$647,425.35
I	Noteholders’ Carryover Interest	$—	$647,425.35
J	Certificateholders’ Carryover Return	$—	$647,425.35
K	Excess Distribution	$647,425.35	$—

Trust 1996-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VIII. 1996-3 Distributions

A	Distribution Amounts		A2	Certs

	Cusip/Isin		78442GAE6	78442GAF3
	Beginning Balance		$123,738,501.17	$52,750,000.00
	Index		TBILL	TBILL
	Spread/Fixed Rate		0.68%	0.95%
	Daycount Fraction		0.24931507	0.24931507
	Interest Rate		3.71069%	3.98069%
	Accrued Interest Factor		0.009251315	0.009924466
	Current Interest Due		$1,144,743.86	$523,515.57
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Total Interest Due		$1,144,743.86	$523,515.57
	Interest Paid		$1,144,743.86	$523,515.57
	Interest Shortfall		$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—
	Current Interest Carryover Due		$—	$—
	Interest Carryover Paid		$—	$—
	Unpaid Interest Carryover		$—	$—
	Principal Paid		$24,148,613.09	$—
	Ending Principal Balance		$99,589,888.08	$52,750,000.00
	Paydown Factor		0.043668378	0.000000000
	Ending Balance Factor		0.180090214	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$176,488,501.17

	Current Adjusted Pool Balance	$152,339,888.08

	Current Principal Due	$24,148,613.09

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$24,148,613.09

	Principal Paid	$24,148,613.09

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$1,502,704.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	647,425.35

	Balance Available	$2,150,129.35

	Required Reserve Acct Balance	$1,502,704.00

	Release to Excess Distribution Certificateholder	$647,425.35

	Ending Reserve Account Balance	$1,502,704.00

Trust 1996-3 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005